Exhibit 99.1

			WERNER ENTERPRISES, INC.
			   14507 Frontier Road
			     P. O. Box 45308
			 Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                Contact:  Robert E. Synowicki, Jr.
					   Executive Vice President and
						Chief Operating Officer
							 (402) 894-3000

							 John J. Steele
					  Vice President, Treasurer and
						Chief Financial Officer
							 (402) 894-3000


  WERNER ENTERPRISES REPORTS INCREASED THIRD QUARTER OPERATING REVENUES
			      AND EARNINGS

Omaha, Nebraska, October 14, 1999:
----------------------------------

     Werner Enterprises, Inc. (Werner), one of the nation's largest truckload transportation companies, today reported increased operating revenues and earnings for the third quarter ended September 30, 1999. Operating revenues rose 23% to $270.1 million compared to $219.7 million in the third quarter of 1998. Earnings per share increased 9% to $.36 per diluted share in the third quarter 1999, compared to $.33 per diluted share in the third quarter 1998.

     Clarence L. Werner, Chairman and Chief Executive Officer, said, "We achieved our third consecutive quarter of over 20 percent revenue growth. This is the fourteenth consecutive quarter of year over year earnings growth for Werner Enterprises. We are continuing to experience strong demand from our customers. Even though the driver market remains challenging, we are consistently exceeding our driver recruiting goals.

     "At the beginning of 1999, we established a goal of adding 900 trucks for the year. We also established a goal of exceeding $1 billion in revenues. I am pleased to report that Werner Enterprises met both goals, three months early. For the first nine months of this year, we added 925 trucks, a 20% annualized growth rate. For the twelve months ended September 1999, revenues were $1.004 billion. Absent a significant change in freight demand or the driver recruiting market, we hope to continue this pace of growth in fourth quarter 1999 and the year 2000.

     "Rising fuel prices impacted our operating margin this quarter. The cost of fuel per gallon, excluding fuel taxes, was over 40% higher in third quarter 1999 than third quarter 1998. Higher fuel prices in third quarter 1999 reduced our earnings per share by approximately 6 cents. Throughout the quarter, we have been implementing customer fuel surcharge programs with our revenue base."




				       INCOME STATEMENT DATA
					    (Unaudited)
					  (In thousands)

			     Quarter       % of      Quarter      % of
			      Ended     Operating     Ended     Operating
			     9/30/99    Revenues     9/30/98    Revenues
			    ---------   ---------   ---------   ---------
Operating revenues           $270,144       100.0    $219,715       100.0
			    ---------   ---------   ---------   ---------

Operating expenses:
   Salaries, wages and
     benefits                  97,830        36.2      83,421        37.9
   Fuel                        21,600         8.0      13,766         6.2
   Supplies and maintenance    23,027         8.5      18,436         8.4
   Taxes and licenses          20,467         7.6      17,075         7.8
   Insurance and claims         7,040         2.6       5,523         2.5
   Depreciation                25,415         9.4      20,604         9.4
   Rent and purchased
     transportation            45,382        16.8      34,278        15.6
   Communications and
     utilities                  3,394         1.3       2,814         1.3
   Other                       (2,852)       (1.1)     (2,701)       (1.2)
			    ---------   ---------   ---------   ---------
      Total operating
	expenses              241,303        89.3     193,216        87.9
			    ---------   ---------   ---------   ---------
Operating income               28,841        10.7      26,499        12.1
			    ---------   ---------   ---------   ---------

Other expense (income):
   Interest expense             1,731         0.6       1,242         0.6
   Interest income               (355)       (0.1)       (446)       (0.2)
   Other                           83         0.0          33         0.0
			    ---------   ---------   ---------   ---------
      Total other expense       1,459         0.5         829         0.4
			    ---------   ---------   ---------   ---------

Income before income taxes     27,382        10.2      25,670        11.7
Income taxes                   10,405         3.9       9,755         4.5
			    ---------   ---------   ---------   ---------
Net income                    $16,977         6.3     $15,915         7.2
			    =========   =========   =========   =========


Diluted shares outstanding     47,741                  47,846
			    =========               =========

Diluted earnings per share       $.36                    $.33
			    =========               =========




			      Nine                    Nine
			      Months      % of        Months      % of
			      Ended     Operating     Ended     Operating
			     9/30/99    Revenues     9/30/98    Revenues
			    ---------   ---------   ---------   ---------

Operating revenues           $771,770       100.0    $631,100       100.0
			    ---------   ---------   ---------   ---------

Operating expenses:
   Salaries, wages and
     benefits                 282,397        36.6     237,403        37.6
   Fuel                        53,819         7.0      42,662         6.8
   Supplies and maintenance    64,190         8.3      53,159         8.4
   Taxes and licenses          60,071         7.8      49,606         7.9
   Insurance and claims        24,311         3.2      18,146         2.9
   Depreciation                73,606         9.5      60,435         9.6
   Rent and purchased
     transportation           131,565        17.0     100,470        15.9
   Communications and
     utilities                  9,904         1.3       7,922         1.2
   Other                       (7,868)       (1.0)     (8,387)       (1.3)
			    ---------   ---------   ---------   ---------
      Total operating
	expenses              691,995        89.7     561,416        89.0
			    ---------   ---------   ---------   ---------
Operating income               79,775        10.3      69,684        11.0
			    ---------   ---------   ---------   ---------

Other expense (income):
   Interest expense             4,574         0.6       3,486         0.5
   Interest income             (1,028)       (0.1)     (1,296)       (0.2)
   Other                          140         0.0          74         0.0
			    ---------   ---------   ---------   ---------
      Total other expense       3,686         0.5       2,264         0.3
			    ---------   ---------   ---------   ---------

Income before income taxes     76,089         9.8      67,420        10.7
Income taxes                   28,914         3.7      25,620         4.1
			    ---------   ---------   ---------   ---------
Net income                    $47,175         6.1     $41,800         6.6
			    =========   =========   =========   =========

Diluted shares outstanding     47,648                  48,055
			    =========               =========

Diluted earnings per share       $.99                    $.87
			    =========               =========


				   BALANCE SHEET DATA
				       (Unaudited)
				     (In thousands)

			      As of                   As of
			     9/30/99                12/31/98
			    ---------               ---------

Current assets               $185,402                $145,265

Total assets                  875,646                 769,196

Current liabilities           119,635 *                91,907

Long-term debt                120,000                 100,000

Stockholders' equity          487,016                 440,588

* Current liabilities include $15 million of short-term debt at September 30, 1999.

      Werner Enterprises is a full-service transportation company providing truckload and other transportation services throughout the 48 states, portions of Canada and Mexico. The Company was founded in 1956 by C.L. Werner. Werner is one of the nation's five largest truckload carriers with a fleet of 7,075 trucks and 18,030 trailers.

      Werner Enterprises' common stock is traded on The Nasdaq Stock Market under the symbol WERN. The Werner Enterprises web site address is www.werner.com.

   --------------

     Note: This press release contains forward-looking statements which are based on information currently available. Actual results could differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998.